UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director. On November 22, 2010, the board of directors (the "Board") of Mellanox Technologies, Ltd. (the "Company") appointed Dov Baharav to fill a vacancy on the Board. Mr. Baharav’s term will expire at the Company’s Annual General Meeting of Shareholders in 2011, subject to reelection by the Company’s shareholders at such time.

Pursuant to the Company’s compensation program for non-employee directors, on November 22, 2010, the Board granted Mr. Baharav an option to purchase 50,000 ordinary shares of the Company. Mr. Baharav will also receive compensation for service on the Company’s Board in accordance with the Company’s compensation program for non-employee directors. A description of the Company’s compensation program for non-employee directors is included in the section titled "Director Compensation" in the Company’s Definitive Proxy Statement for the 2010 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 12, 2010.

In addition, on November 22, 2010, the Board approved the entry into an indemnification undertaking agreement with Mr. Baharav in the form previously approved for the Company’s directors and chief financial officer, which provides for the indemnification of Mr. Baharav by the Company for certain financial obligations and expenses related to acts or omissions of Mr. Baharav in his capacity as a director of the Company.

Item 8.01 Other Events.

On November 22, 2010, the Company issued a press release announcing the appointment of Mr. Baharav to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated November 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

November 23, 2010	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 22, 2010.